Exhibit 3.2

2012 AMENDED AND RESTATED
BYLAWS
OF
METHES ENERGIES INTERNATIONAL LTD.
(a Nevada Corporation)

ARTICLE 1
OFFICES

          The principal office of the Corporation shall be located at 361 Lindell Road, Las Vegas, Nevada, 89109 and may be changed from time to time by the Board of Directors of the Corporation (the “Board”). The Corporation may also maintain offices at such other places within or without Nevada and the United States as the Board may from time to time determine.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.1 Place

          The annual meeting of the stockholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Nevada, as the Board shall determine. Special meetings of the stockholders may be held at such time and place within or outside the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2 Annual Meetings

          The annual meeting of the stockholders shall be held at such time and on such date as may be set by the Board and stated in the notice of the meeting. The stockholders shall elect directors and transact such other business as may properly be brought before the annual meeting.

Section 2.3 Special Meetings

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called the Chairman of the Board, by the Chief Executive Officer, President or the Secretary, by the Board or at the request in writing of stockholders owning at least fifty percent (50%) of the capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. If a special meeting is called by any person or persons other than the Board or officers of the Corporation, the request shall be in writing specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the Chief Executive Officer, President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4.

Section 2.4 Notices of Meetings

          Notices of meetings shall be in writing and signed by the Chief Executive Officer, President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place where it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. If the notice is mailed, it shall be directed to a stockholder at such stockholder’s address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited liability company managed by managers, to any general partner of a partnership or to any trustee of a trust shall constitute delivery of such notice to the corporation, association, limited liability company, partnership or trust.

Section 2.5 Purpose of Meetings

          Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the meeting notice delivered pursuant to Section 2.4.

Section 2.6 Quorum

          The holders of a majority of the capital stock issued and outstanding and entitled to vote at a stockholder meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation.

Section 2.7 Adjournment

          Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at such meeting, either in person or by proxy. When any meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.4. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.8 Voting by Stockholders.

          (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied or special voting rights are provided by the Articles of Incorporation. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed by such stockholder (as set forth in Section 2.9 of this Article 2), or by his duly authorized attorney-in-fact.

          (b) With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Nevada Revised Statutes (“NRS”), the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders, unless otherwise provided in the Articles of Incorporation or these bylaws. Every stockholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy.

          (c) Unless otherwise provided in the Articles of Incorporation or these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. The election of directors need not be by written ballot.

          (d) (i) At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, including, without limitation, the nomination of persons for election to the Board, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting given pursuant to Section 2.4 of this Article 2 of these bylaws or (ii) in the case of an annual meeting, properly brought before the meeting by, or at the direction of, the Board by any stockholder of the Corporation who properly complies with the notice procedures set forth in paragraph (ii) of this Section 2.8(d).

               (ii) For a nomination or proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than thirty (30) days and not more than sixty (60) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than forty (40) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (B) as to any other matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (C) as to any matter the stockholder proposes to bring before the annual meeting (including the nomination for election of directors), (x) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal (or nomination), (y) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal (or nomination) on the date of such stockholder’s notice and (z) any financial interest of the stockholder in such proposal (or nomination).

               (iii) The presiding officer of the meeting of stockholders shall have the power and duty to determine whether a stockholder proposal or nomination, as the case may be, was made in accordance with the terms of this Section 2.8(d) and, if a stockholder proposal or nomination was not made in accordance with such terms, to declare that such proposal or nomination shall be disregarded.

               (iv) Nothing in this Section 2.8(d) shall prevent the consideration and approval or disapproval at a meeting of stockholders of reports of officers, directors and committees of the Board; but, in connection with such reports, no business shall be acted upon at such meeting unless the procedures set forth in this Section 2.8 are complied with.

Section 2.9 Proxy

          At the meeting of the stockholders any stockholder may be presented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy, or power of attorney, to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance, or rejection, of votes shall be decided by the inspectors of election who shall be appointed by the Board, or if not so appointed, then by the presiding officer of the meeting.

Section 2.10 Written Consent in Lieu of Meeting

          (a) Any action required or permitted to be taken at a meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and shall be delivered, to the Corporation’s registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, in the manner prescribed by subsection (c) of this Section 2.10.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation, in the manner prescribed by subsection (c) of this Section 2.10, the consents signed by a sufficient number of holders of shares that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and shall be delivered, to the Corporation’s registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

          (c) For purposes of this Section 2.10, the delivery of the written consent or consents shall be by hand, by mail via the United States Postal Service, postage prepaid, by expedited courier, by facsimile, by electronic mail, or any other method permitted by the NRS, provided, however, any delivery made to the Corporation’s registered office shall be by hand or by registered or certified mail, return receipt requested, and postage prepaid.

          (d) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original written consent for any and all purposes for which the original written consent could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original written consent.

          (e) Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

          (f) Subject to the notice provisions of Section 2.4 of this Article 2 and unless otherwise restricted by the Articles of Incorporation, stockholders may participate in and hold a meeting by means of video or telephone conferencing, or similar communications methods or any other remote communication methods permitted by the NRS, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person’s participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.11 List of Stockholders.

          At least ten (10) days before each meeting of the stockholders, a complete list of stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

Section 2.12 Record Date.

          (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the shares transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, these bylaws or, in the absence of an applicable bylaw, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this subsection, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

          (b) For the purpose of determining stockholders entitled to call a special meeting of stockholders pursuant to Section 2.3 of this Article 2, the record date shall be the date the first stockholder signs the notice of the meeting.

          (c) Unless a record date shall have previously been fixed or determined pursuant to this Section 2.12, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by the NRS, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by Section 2.10(c) of this Article 2. If no record date shall have been fixed by the Board and the prior action of the Board is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

Section 2.13. Inspectors at Meetings.

          In advance of any stockholders’ meeting, the Board may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in the NRS, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 2.14. Conduct of Meeting.

          Except as otherwise provided in Section 2.10 of this Article 2, meetings of stockholders shall be presided over by the Chief Executive Officer and/or the President, or if neither the Chief Executive Officer nor the President is present, by a Vice-President, or if none of the Chief Executive Officer, the President or any Vice-President is present, by a Chairman thereby chosen by the stockholders at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the Chairman of the meeting shall appoint any person present to act as secretary of the meeting.

ARTICLE 3
DIRECTORS

Section 3.1 Powers

          Subject to the provisions of the NRS and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the stockholders of the Corporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Section 3.2 Number, Election and Qualification of Directors

          The number of directors serving on the Board shall be not less than one (1) and not more than ten (10). The number of directors serving on the Board as of the date these Bylaws are adopted is two (2). The number of directors may be increased or decreased from time to time by resolution of the Board. The directors shall be elected at the annual meeting of the stockholders and, except as provided in Section 3.3, each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders of the Corporation.

Section 3.3 Vacancies; Removal

          Vacancies in the Board may, except as otherwise provided in this Section 3.3, only be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at the next annual meeting of the stockholders. A vacancy or vacancies in the Board shall be deemed to exist in case of death, resignation or removal of any directors, or if the Board by resolution increases the size of the Board, or if the stockholders fail at any annual or special meeting of stockholders to elect the full authorized number of directors to be elected at that meeting. Any director may resign upon giving written notice to the Chief Executive Officer, President, the Secretary or the Board. A resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. Any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Such removal shall be effective immediately, even if a successor is not elected simultaneously, and vacancies on the Board resulting therefrom shall be filled only by the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.4 Compensation

          If determined by the Board, the directors may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board, or a stated salary, as director. If determined by the Board, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. If determined by the Board, members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 4
MEETINGS OF THE BOARD

Section 4.1 Place

          Regular meetings of the Board shall be held at any place within or without the State of Nevada, which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal business office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal business office of the Corporation.

Section 4.2 Annual Meeting

          The first meeting of each newly elected Board shall be immediately following the annual meeting of the stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

Section 4.3 Regular Meetings

          Regular meetings of the Board may be held without call, or notice, at such time and at such place as shall from time to time be fixed and determined by the Board.

Section 4.4 Special Meetings

          Special Meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer or the President or by any Vice-President or by any two directors. Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by some form of electronic means, including e-mail or facsimile, or by mail or by other form of written communication, charges prepaid, addressed to his, or her, address, as the case may be, as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered or sent to each director by some form of electronic means as above provided, it shall be so delivered at least twenty-for (24) hours prior to the time of holding of the meeting. Such mailing, telegraphing or delivery by electronic means as above provided shall be due, legal and personal notice to such director.

Section 4.5 Waiver Of Notice

          The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.6 Quorum

          A majority of the directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in a regular meeting.

Section 4.8 Adjournment

          A quorum of the directors may adjourn any directors meeting to meet again at a stated date and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a Board and the individual directors shall have no power as such.

Section 4.9 Action without Meeting

          Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 4.10 Chairman of the Board

          The Chairman of the Board shall preside at meetings of the stockholders and the Board, and shall see that all orders and resolutions of the Board are carried into effect. At the discretion of the Board, the Chairman may also be an officer of the Corporation.

Section 4.11 Vice-Chairman

          The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board may from time to time prescribe.

ARTICLE 5
COMMITTEES

          The Board may, by resolution adopted by action of the Board, designate one (1) or more committees of the Board, each committee to consist of one (1) or more of the directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committees shall have such name, or names, as may be determined from time to time by the Board. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members, or alternate members, shall constitute a quorum for the transaction of business, and the act of a majority of the members, or alternate members, at any meeting at which there is a quorum shall be the act of the committee. The committees shall keep regular minutes of their proceedings and report the same to the Board.

ARTICLE 6
OFFICERS

Section 6.1 Number

          The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer and a Secretary and such other or subordinate officers as the Board may from time to time elect. Any person may hold two (2) or more offices and officers need not be a director or stockholder of the Corporation.

Section 6.2 Election; Term of Office; Qualification

          The officers of the Corporation shall be chosen by the Board and shall be elected (i) at the annual meeting of the Board, (ii) at any special meeting of the Board called and held for that purpose; or (c) by written consent pursuant to Section 5.3. Each officer shall hold his office until his successor has been duly chosen and has qualified, or until his death, or until he resigns or has been removed.

Section 6.3 Removal; Vacancies

          The officers of the Corporation shall hold office at the pleasure of the Board. Any officer elected or appointed by the Board may be removed by the Board at any time, with or without cause, whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

Section 6.4. Chief Executive Officer.

          The Chief Executive Officer, if any, shall be the Chairman of the Board and the most senior officer of the corporation and shall have all the duties and powers of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these bylaws or by the Board.

Section 6.5 President

          The President shall be the Chief Executive Officer if the position of Chief Executive Officer is vacant and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution, except to the extent the signing and execution thereof shall be expressly designated by the Board to some other officer or agent of the Corporation.

Section 6.6 Vice-President

          The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice President shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe. The Board may designate one (1) or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents.

Section 6.7 Secretary

          The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the president or the Board.

Section 6.8 Assistant Secretaries

          The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board, they shall, in the absence or disability of the Secretary, perform such other duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe.

Section 6.9 Treasurer

          The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

Section 6.10 Assistant Treasurer

          The Assistant Treasurer, in the order of their seniority, unless otherwise determined by the President, or the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe.

Section 6.11 Surety

          If required by the Board, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties, as the Board may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his or her hands.

ARTICLE 7
CAPITAL STOCK

Section 7.1 Share Certificates

          Every stockholder shall be entitled to have a certificate signed by (i) the Chief Executive Officer, President or a Vice-President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares in the Corporation owned by such stockholder. If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of certificate which the Corporation shall issue to represent such stock.

Section 7.2 Transfer Agents

          If a Certificate is signed by (i) a transfer agent other than the Corporation or its employees, or (ii) a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case of officers who have signed or whose facsimile signature has been placed upon a certificate, shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 7.3 Lost or Stolen Certificates

          The Board may direct a new certificate or certificates, be issued in place of any certificate, or certificates, theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or certificates, as his, her or its, as the case may be, legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.4 Transfer of Shares

          Transfers of shares of capital stock on the books of the Corporation may be authorized only by the stockholder named in the certificate, or by the stockholder’s legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such shares. The stockholder in whose name capital stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that when any transfer of shares be made as collateral security, and not absolutely, such facts, if known to the Secretary of the Corporation, or to the transfer agent, shall be so expressed in the entry of transfer. The legend on the reverse side of all certificates for shares of the Corporation’s stock shall read in substance as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT BEFORE EFFECTING ANY TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE.”

Section 7.5 Voting Stockholders

          The Board may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for determination of the stockholders entitled to receive notice of any such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 7.6 Stockholder Records

          The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1 Waiver of Notice

          Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons, officer of a corporation or association, member of a limited liability company, manager of a limited-liability company, general partner of a partnership or a trustee, entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 8.2 Dividends

          Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 8.3 Reserves

          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.4 Checks, Drafts, Etc.

          All checks, drafts or other orders for money, notes or other evidence of indebtedness of the Corporation shall be signed by such officer or officers, or such other person or persons, and in such manner as the Board may from time to time designate.

Section 8.5 Fiscal Year

          The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 8.6 Corporate Seal

          The Corporation mayor may not have a corporate seal, as may from time to time be determined by resolution of the Board. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the word “Corporate Seal” and “Nevada.” The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed, or in any manner reproduced.

ARTICLE 9
INDEMNIFICATION

          Every person who was, or is a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action, suit or proceeding by or in the right of the Corporation) (collectively, a “Proceeding”), by reason of the fact that he or she is or was previously a director of officer of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the Nevada Revised Statutes against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a Proceeding ) (collectively, “Expenses”). The Corporation shall pay for or reimburse the reasonable Expenses incurred by any such current or former director or officer in any such Proceeding in advance of the final disposition of the Proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article and (ii) the person’s agreement to repay all advances if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the Corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have, or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. The Board may cause the Corporation to purchase and maintain insurance on behalf of any person who is, or was, a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE 10
AMENDMENTS

          These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the stockholders by a vote of the stockholders owning a majority of the shares and entitled to vote thereat or by written consent. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board by a majority vote of the directors present at the meeting at which a quorum is present or by written consent, but any such amendment shall not be inconsistent with or contrary to the provision of the amendment adopted by the stockholders.